Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q4 2021 Results Conference Call March 3, 2020 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Alex Rygiel, Analyst, B. Riley Securities, Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Jon D. Lopez, Analyst, The Vertical Trading Group LLC
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC
Alexander Dwyer, Analyst, KeyBanc Capital Markets, Inc.

MANAGEMENT DISCUSSION SECTION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the Dycom Industries Fourth Quarter Fiscal 2021 Results Conference Call. At this time, all participant lines are in a listen-only mode. After the speaker presentation, there will be a question-and-answer session. [Operator Instructions] Please be advised that today's conference is being recorded. [Operator Instructions] I would now like to hand the conference over to your speaker today, Steve Nielsen, President and Chief Executive Officer. Thank you. Please go ahead, sir.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, everyone. I'd like to thank you for attending this conference call to review our fourth quarter fiscal 2021 results. Going to slide 2. During this call, we will be referring to a slide presentation, which can be found on our website's investor center main page. Relevant slides will be identified by number throughout our presentation. Today, we have on the call Drew DeFerrari, our Chief Financial Officer; and Ryan Urness, our General Counsel. Now, I will turn the call over to Ryan Urness.

Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. The statements made during this call may be forward-looking in nature and are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods. Forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from our current projections, including those risks described in our Annual Report on Form 10-K filed March 2, 2020 and our other filings with the US Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Ryan. Now, moving to slide 4, and a review of our fourth quarter results. As we review our results, please note that in our comments today and in the accompanying slides, we reference certain non-GAAP measures. Specifically, in accordance with our 52/53-week calendar, this quarter included a 14th week. All references to organic revenue and organic growth exclude the effect of this additional week. We refer you to the Quarterly Reports section of our website for a reconciliation of these non-GAAP measures to their corresponding GAAP measures.

To begin, I want to express my sincere hope that everyone listening to this call as well as their families are healthy and safe. We are living in truly unprecedented and trying times for our country. I could not be prouder of our employees as they continue to serve our customers with real fortitude in difficult times. They have my thanks.

Now for the quarter. Revenue was $750.7 million, an increase of 1.8%. Organic revenue, excluding $5.7 million of storm restoration services in the quarter declined 6.2%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from one of our top five customers.

Adjusted gross margins were 14.3% of revenue, reflecting the continued impacts of the complexity of a large customer program. Adjusted general and administrative expenses were 8.5%, and all of these factors produced adjusted EBITDA of $45.7 million or 6.1% of revenue and adjusted diluted loss per share of $0.07 compared to a loss of $0.23 in the year-ago quarter. Liquidity was strong as cash and availability under our credit facility was $570.5 million.

Finally, during the quarter, we repurchased 1.32 million shares of our common stock for $100 million, representing just over 4.15% of common stock outstanding. Even after this substantial repurchase, notional net debt only increased by $14.6 million during the quarter. In sum, over the last four quarters, we have reduced notional net debt by over $275 million, increased availability under our credit facility by a similar amount and meaningfully reduced shares outstanding. As our most recent share repurchase authorization has been exhausted, our board has newly authorized $150 million in share repurchases.

Now going to slide 5. Today, major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision 1 gigabit network speeds to individual consumers and businesses, either directly or wirelessly using 5G technologies. Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment.

This view appears to be increasing the appetite for fiber deployments, and we believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden our set of opportunities. Access to high-capacity telecommunications has become increasingly crucial to society in the time of the COVID-19 pandemic, especially in rural America. The wide and active participation in the recently completed FCC RDOF auction augurs well for dramatically increased rural network investment supported by private capital that in the case of at least some of the participants is expected to be significantly more than the FCC subsidy.

We are providing program management, planning, engineering and design, aerial, underground and wireless construction and fulfillment services for 1 gigabit deployments. These services are being provided across the country in numerous geographical areas to multiple customers, including customers who have initiated broad fiber deployments as well as customers who will shortly resume broad deployments and with whom, order flow has recently increased markedly. These deployments include networks consisting entirely of wired network elements as well as converged wireless/wireline multi-use networks.

Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal incentives. We continue to provide integrated planning, engineering and design, procurement and construction, and maintenance services to several industry participants. Near-term macroeconomic effects and uncertainty may influence the execution of some customer plans. Customers continue to be focused on the possible macroeconomic effects of the pandemic on their business, with particular focus on SMB dislocations and overall consumer confidence and creditworthiness. We see some uncertainty in the overall municipal environment as authorities continue to manage the general effects of the pandemic on permitting and inspection processes. Overall, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.

Moving to slide 6. During the quarter, we experienced increased demand from one of our top five customers. Organic revenue decreased 6.2%. Our top five customers combined produced 69.4% of revenue, decreasing 15.5% organically, while all other customers increased 25.3% organically. Comcast was our largest customer at 18.8% of total revenue, or $140.9 million. Comcast grew 28.8% organically. Revenue from AT&T was $126.2 million, or 16.8% of revenue. AT&T was Dycom's second largest customer. Verizon was our third largest customer at 15.7% of revenue, or $117.8 million. Lumen was our fourth largest customer at $100.5 million, or 13.4% of revenue. And finally, revenue from Windstream was $36 million, or 4.8% of revenue. Windstream was our fifth largest customer.

This is the eighth consecutive quarter where all of our other customers, in aggregate, excluding the top five customers, have grown organically. In fact, our business with these customers has grown organically by double-digits each of the last two quarters. Of note, fiber construction revenue from electrical utilities was $44.1 million in the quarter or 5.9% of total revenue. This activity increased organically 125% year-over-year. We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now going to slide 7. Backlog at the end of the fourth quarter was $6.810 billion versus $5.412 billion at the end of the October 2020 quarter, increasing approximately $1.4 billion. Of this backlog, approximately $2.787 billion is expected to be completed in the next 12 months. The increase in backlog reflects renewals and new awards across a significant number of customers, offset in part by adjustments resulting from further communications regarding the reprioritization and rescoping of the components of a large program and our assessment of the expected pace of another component of the same program.

From AT&T, we received extensions as well as awards, expanding our covered services across a significant majority of our business. First, construction expansions in Kentucky, Tennessee, North Carolina, South Carolina, Alabama, Georgia, and Florida; second, extensions for construction and maintenance services agreements in Kentucky, Tennessee, North Carolina, South Carolina, Alabama, Georgia and Florida; third, an extension and scope expansion for wireless services in Kentucky, South Carolina, Alabama and Georgia; and finally, a five-year extension for locating services in California.

For Comcast, engineering agreements in Michigan, Massachusetts, Pennsylvania, Maryland, Delaware and Georgia. For Charter, construction and maintenance agreements in New York and Ohio. From Frontier, construction agreements in Connecticut and Florida and a construction and maintenance agreement in Florida. For Verizon, a construction agreement in Texas and renewal in Maryland and Virginia and locating agreements for various customers in Maryland and New Jersey. Headcount increased during the quarter to 14,276. Now, I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues for Q4 were $750.7 million and organic revenue declined 6.2%. Q4 2021 included an additional week of operations due to the company's 52/53- week fiscal year. Adjusted EBITDA was $45.7 million, or 6.1% of revenue, compared to $44.5 million, or 6% of revenue, in Q4 2020. Non-GAAP adjusted gross margins were at 14.3% in Q4 and increased 10 basis points from Q4 2020. Gross margins were within our range of expectations for the quarter, but approximately 80 basis points below the midpoint of our expectations. This variance reflected approximately 100 basis points of pressure from a large customer program, offset in part by approximately 20 basis points of improved performance for several other customers.

G&A expense increased 25 basis points, reflecting higher performance-based compensation, offset in part by lower administrative costs compared to Q4 2020. The Q4 2021 non-GAAP effective income tax rate was 30%, including incremental tax benefits related to recent tax filings. For planning purposes for fiscal 2022, we estimate the non-GAAP effective income tax rate will be approximately 27%. Non-GAAP adjusted net loss was $0.07 per share in Q4 2021 compared to a net loss of $0.23 per share in Q4 2020. The improvement resulted from the after-tax benefits of higher adjusted EBITDA, lower depreciation and lower interest expense.

Now going to slide 9. Our balance sheet and financial position remains strong. During Q4, we repurchased 1,324,381 shares of our common stock at an average price per share of $75.51 in the open market for $100 million. Our board of directors has approved a new authorization of $150 million for share repurchases through August 2022. Over the past four quarters, we have reduced notional net debt by $276.4 million. We ended the quarter with $11.8 million of cash and equivalents, $105 million of revolver borrowings, $421.9 million of term loans and $58.3 million principal amount of convertible notes outstanding.

As of Q4, our liquidity was strong at $570.5 million. Cash flows from operations were robust at $102.4 million, bringing our year-to-date operating cash flow to $381.8 million from strong conversion of earnings to cash and prudent working capital management. The combined DSOs of accounts receivable and net contract assets was at 136 days, reflecting the impact of a large customer program. We expect improvement in the DSO metric in fiscal 2022 as the impact of this large customer program declines. Capital expenditures were $20.4 million during Q4, net of disposal proceeds, and gross CapEx was $21.9 million. Looking ahead to fiscal year 2022, we expect net CapEx to range from $150 million to $160 million. In summary, we continue to maintain a strong balance sheet and strong liquidity.

Going to slide 10. As we look ahead to the first quarter of fiscal 2022, we expect our results to be impacted by the adverse winter weather conditions experienced in many regions of the country. For the quarter ending May 1, 2021 as compared sequentially to the quarter ended January 30, 2021, the company expects contract revenues to range from in line to modestly lower and non-GAAP adjusted EBITDA as a percentage of contract revenues to range from in line to modestly higher. The company believes the impact of the COVID-19 pandemic on its operating results, cash flows and financial condition is uncertain, unpredictable and could affect its ability to achieve these expected financial results.

Now, I will turn the call back to Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Drew. Moving to slide 11. Within a challenged economy, we experienced strong award activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged with the emerging breadth in our business. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities. Fiber deployments enabling new wireless technologies are underway in many regions of the country.

Telephone companies are deploying fiber-to-the-home to enable 1 gigabit high-speed connections. Increasingly, rural electric utilities are doing the same. Cable operators are deploying fiber to small and medium businesses and enterprises. A portion of these deployments are in anticipation of the customer sales process. Deployments to expand capacity as well as new build opportunities are underway. Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream.

Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business. As our nation and industry continues to contend with the COVID-19 pandemic, we remain encouraged that our major customers are committed to multiyear capital spending initiatives. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees and the experience of our management team as we navigate challenging times. Now, operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] Our first question comes from Adam Thalhimer with Thompson Davis & Company. Your line is open.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey, good morning, guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey, Good morning, Adam.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Steve, the biggest question I'm getting this morning is, why is the Q1 margin guidance not a little bit better now that the large customer program is coming towards the end?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I think as Drew talked about in his comments, February has certainly not been – was not a good weather month. And there are costs associated with closing out markets and collections. And that's what we're working through, and we're working through – trying to get through it as quickly as we can.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And then what's the correlation between CapEx and revenue? Because your CapEx is way up year-over-year in 2022 and at the highest level in about four years. So, just curious how we should read that in terms of the timing of revenue growth?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, we had clearly managed CapEx tightly in fiscal 2021. We have a number of opportunities to grow the business and have booked new business. And so, we'll invest to support those opportunities just like we have in the past.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

And then just from your prepared comments, Steve, you mentioned a large increase in order flow. I didn't quite catch that. Was that an RDOF comment or not?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, we won't tell you exactly what customer, Adam. But I would just say that there is a lot of industry focus on fiber-to-the-home. So, you have AT&T's announcements, Frontier, Ziply, who acquired the Northwest territories from Frontier as well as rural. And so, just as an example, just in the last quarter for rural customers, we completed about 2,800 miles of fiber-to-the-home. And then for a large customer who's just really starting up, we're holding orders for over 1,600 miles of fiber-to-the-home with them. So, there's a lot of activity just beginning right now.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. I'll turn it over. Thank you.

Operator

Thank you. Our next question comes from Alex Rygiel with B. Riley. Your line is open.

Alex Rygiel, Analyst, B. Riley Securities, Inc.

Thank you. Good morning Steve and Drew. Drew, you mentioned that you're hopeful that DSOs improve in the calendar year. Can you help us to better understand the pace of that improvement and possibly quantify it for us?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, go ahead, Drew.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. Alex, as I talked about in the remarks, it was impacted by the large customer program. I think if you control for that, kind of the all other was up a little bit year-over-year. But certainly, as the impacts of that large program decline, we would expect it to get better.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

And I think, Alex, just to add to that. So, as the pace on that program declines, we're not adding to the invested base at near the rate that we were. And so, as we work through the collection issues, we expect the balances to come down as we work our way through the year.

Alex Rygiel, Analyst, B. Riley Securities, Inc.

And so, what does the timeline look for the pace of those declines in those projects coming to completion?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, I would say, this year, we expect to make real progress. This is a program that's been large and complex. It's evolved a number of times. We're working hard. We'd all like it to be sooner rather than later, but we're not going to be able to commit to more precision. We'd like to just be able to get on the call and not have to talk about it anymore.

Alex Rygiel, Analyst, B. Riley Securities, Inc.

And then lastly, you've made a number of favorable comments here with regards to the opportunities in rural America and private capital coming into the marketplace. How do these new customers compare to traditional telcos? Do they have internal capabilities? Or are they looking to sort of purely outsource all types of construction activities?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. That's a great question, Alex. So, let's talk a little bit about the work that we're doing for electrical utilities. So, that was just over $44 million in the last quarter, up 125% organically year-over-year. And typically, those clients are new to the business, but they're not new to serving rural America. And so, they have ownership of poles, they have access to right of way, but they typically outsource the engineering, the planning, and the construction. And we're hopeful that there will be maintenance opportunities that follow behind because in their current businesses, they don't have the skillsets to maintain telecommunications networks.

Alex Rygiel, Analyst, B. Riley Securities, Inc.

Thank you very much.

Operator

Thank you. Our next question comes from Brent Thielman with D.A. Davidson. Your line is open.

Brent Thielman, Analyst, D.A. Davidson & Co.

Hi. Thanks. Good morning.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey, Brent.

Brent Thielman, Analyst, D.A. Davidson & Co.

Hey Steve, I was looking just for a little more context around the FCC RDOF auction. I mean, obviously, I think it's going to be impactful for your business. But just curious in past experience, how long does it typically take your customers to really get moving to something like this where we can really see it in the numbers?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, it's interesting, Brent, that some of the recipients – or at least it appears – the process isn't completely closed. So, there's still some things that are working through. But in a number of instances, the recipients are people that we have been working for, either on their own capital, or in some instances, where they received CARES Act funding under last year's stimulus. And so, I think part of the acceleration that we saw in the quarter is not necessarily RDOF directly funded, because that's not done yet, but people who, based on where they came out in the auction, feel increasingly confident about their programs and the scale and the scope of what they're going to build. Clearly, I think if you look at some of the public comments from some of the larger participants, they talked about getting underway in the second half of the year.

Brent Thielman, Analyst, D.A. Davidson & Co.

Okay. That's helpful. And then, obviously, it seems like there's more discussion around the industry, order activity, awards picking up more recently. I guess, I wanted to come back to some of the early-stage challenges that you all and others have talked about in the past, permitting, the local level stuff you've got to work through. Do you think that's going to remain a hang-up to deployment here as we move through 2021? Has there been a lot of progress on that front?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So Brent, you really have to think about it in a couple of ways. To the extent that the programs are for existing customers that have an existing footprint in existing franchises, there are always challenges to large start-ups, but they're somewhat different from those that somebody would have who's starting afresh. So as a simple example, if I'm deploying aerial fiber cable and I can lash it to an existing cable that the customer already owns, that's a lot quicker process to get started than if I have to secure the rights to attach to poles in an area where they don't have a franchise, so – or are in the process of getting a franchise.

So, I think if you look at the nature of the awards that we talked about in our comments, generally, we're building for people that are in the business already in a geography that they already serve. Or in the case of these electric utilities, they're actually pole owners. So, I would not say that it's ever going to be easy. These are big undertakings. We've got to be closely monitoring developments, but I think that it's a little bit different.

The other thing I would tell you is that, and good for the OEMs, there are a lot of fiber orders right now and so we're closely monitoring delivery intervals as they gear up more manufacturing capacity.

Brent Thielman, Analyst, D.A. Davidson & Co.

Right. Okay. I guess, the last one, just have to ask around the big share repo this last quarter, you obviously see a lot of value in yourselves. It's been pretty quiet on the M&A front. Can I take that as a statement, you don't see as much deal) out there in other entities as much as you see in yourself right now?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I think as we've always said, we were – we had a great year for reducing net leverage. We got below 2 times. We always want to fund organic growth because that's the best way to create value for shareholders. But after we make sure that we have that capability, we're going to look to M&A versus share repurchases. And I think if you look at the number of awards and the strategic nature of a number of them, I'd much rather own a piece of those than somebody that didn't get those awards.

Brent Thielman, Analyst, D.A. Davidson & Co.

Appreciate it. Thanks, Steve. Thanks, Drew.

Operator

Thank you. Our next question comes from Eric Luebchow with Wells Fargo. Your line is open.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Great. Thanks for taking the question. So Steve, two of your largest customers, AT&T and Verizon, just spent close to $80 billion at the C-band auction. And Verizon, to us, was maybe a little bit of a surprise to the upside. So have you seen any impact from them in terms of reprioritizing or pushing out some of their capital projects as they clearly need to kind of focus on deleveraging their balance sheets in the near term?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Eric, I think we started talking about this probably last summer and fall that there clearly has been an impact in wireless spending generally as you had a big auction, although I'm not sure anybody knew how big the auction would be last fall. I think as the customers work through the actual close of the auction, I think the new spectrum has always created new opportunities for our industry. They've got – once they buy it, they've got to deploy it. That requires new installation of equipment at existing sites. It requires new sites. Given the propagation characteristics, it's going to create a need for more sites and cell site densification. So, on the one hand, I'm sure they would have been happy to pay less, but we're encouraged that they have the conviction to pay more because we know in order to create value, it's got to get deployed.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Yes. Got it. Makes sense. Just one more for me. So it's somewhat related to RDOF. So Charter had recently announced a $5 billion broadband build-out in rural areas. And they haven't been one of your top customers. But just wondering that for such a large capital program that you've kind of engaged with them and if you see kind of additional opportunity for them in additional – in addition to Comcast, who's obviously been one of your top customers for some time?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, Eric, we're not going to comment on any individual customer about current opportunities, but I would say that we were encouraged generally by the RDOF results and the information that Charter provided the market is really interesting. So the original RDOF auction had about $20 billion to be supplied to the – as a subsidy from the FCC over 10 years.

The first auction was expected to require $16 billion, then there's another $4 billion coming along. The first auction actually cleared at $9 billion, which indicates how much private capital saw the value in rural assets. And so as you highlighted, Charter for one, received – will receive about $1.2 million in FCC subsidy, but is willing to spend kind of $3 for every $1 they're receiving from the FCC. And while we don't have clarity from others to the extent that Charter's disclosed it, I think it is encouraging.

Kind of a data point for those who have followed the company for a long time. In 2009, there was a stimulus program under the Obama administration that had about $6.5 billion, $7 billion of rural broadband spending that we participated in. It's amazing to me that Charter alone is committing to, call it, 80% of that number, and they were only about 10%, 15% of the total receipts of the subsidy under the first round of RDOF, never mind subsequent rounds.

Eric Luebchow, Analyst, Wells Fargo Securities LLC

Great, great color.

Operator

Thank you. Our next question comes from Noelle Dilts with Stifel. Your line is open.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Hi. Thanks. First, I just had kind of a housekeeping question. Could you comment on the timing of the share repurchase in the fourth quarter and sort of how we should think about the share base moving forward into the first quarter?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. No, we're not going to provide any color other than, as Drew said, it was done open market. We did not use an accelerated buyback. We did not do anything via tender.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Drew?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. And then, Noelle, just for planning purposes for the diluted share count in Q1 of fiscal 2022, we're estimating 31.3 million diluted shares.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay, Okay. Great. And then Steve, I know for a long time, we've sort of talked about this idea that as you start to see more consistent spending out of your customer base, that's really when we could start to see margins pick up and move toward past historical peaks. It feels like we're starting to get there. So as you sort of look past the weather impact in the first quarter and the completion of the large customer program, is there anything we should keep in mind that sort of changed relative to history? Or do you think you can get back to the kind of 12%-plus margins that we were seeing in – and you've been closer to 13%-plus that we were seeing in 2016 and 2017 calendar year?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. So Noelle, not surprisingly, we're not providing guidance, but I think there are couple things that your question highlights that are interesting. So for example, this is the first quarter in many years that our top five customers represented less than 70% of total revenue. So we are seeing breadth in the customer base. If you look at Frontier, and Ziply, and a number of other customers or the fact that if you aggregate services to electric utilities for fiber, for the quarter was about 5.9% of revenue. So, would have been our fifth largest customer, if we aggregated them.

I think the other thing to keep in mind, and once again, we're not providing guidance, no guarantees here, but if you look at the footprint that we have with AT&T today, it is actually – has expanded geographically from where it was in 2015 and 2016, both on the wireless and the wireline side. So clearly, we have to execute. We've got to get the job done, but there is more potential in the business with that particular customer than there was in the past.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Great. Yeah. That makes sense. That's helpful. Thank you.

Operator

Thank you. Our next question comes from Jon Lopez with Vertical Group. Your line is open.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Hey. Thanks very much. I had two. The first, I guess, is sort of a clarification, Steve. You mentioned the order flow – or you had some commentary around order flow and you also had what was a pretty nice uptick in backlog. I guess, the thing I want to make or just hear a little more about is, are these sort of separate events? In other words, was there a nice uptick in backlog and there's order flow? Or was there a nice uptick in order flow and that resulted in the backlog?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure, Jon. Happy to clarify. So think about it this way. The backlog is the initiation of new contracts or extension or expansion of existing contracts. Order flow is what we're holding. So we have electronic connections back and forth with our customer and this is actual orders where we have work order numbers, we have locations, we have quantities that we receive, now we have to get the material in, we have to get the cable placed, those things. But those are specific identified locations where we'll provide services underneath the contracts for which we have backlog.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Understood. Okay. Thanks for that clarification. My second one, I just wanted to come back to the large customer program. And I guess, I just want to ask the question this way. I suppose from my perspective, I sensed a couple of months ago, let's say, six, nine months ago, maybe just a little more confidence in the timing of what you used to call the shift from like Phase 1 to Phase 2. I guess my question – in between then and now, you've had some re-scoping, and obviously, there's been some complications. I suppose my question for you, has anything, re-scoping or otherwise, changed either the expected benefits or the timing around sort of that cutover?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, Jon, just to be clear, we've only talked about the initial arrangement under that large customer program and then subsequent arrangement. So this kind of Wall Street construct of Phase 1 to Phase 2, it's not one, at least the way we think about the program. What we would say is and I think this has been evident in commentary by that particular customer is that there seems to have been a somewhat elongation over the period of time or the pace at which they're going to build the program.

And the example I would give you, Jon, is that we did a very large fiber program for a customer that started in 2003. We're still doing work on that program today. And there have been periods of times where it was busy and slow and back. And I think that's where this large customer program ultimately is – or at least where it is right now.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

I got you. I got you. That helps. Sorry, one very last one. And I apologize, I might make you repeat something you said earlier. But this bucket, the sort of fiber activities for electric utilities, which is now mid single-digits plus of your revenue. I guess I'm wondering, underneath that – or sort of within that bucket, can you just give us a rough feel for like how many customers you're dealing with there? And is there the potential for, I don't know, any one, two or three of them to eventually, on their own, become let's say, material contributors like low single-digit type contributors?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Jon, it's a little early to tell. But what I would say, what we're seeing now is it's dozens of individual utilities. They don't overlap one another geographically, but they're often adjacent to one another. And so there are times, particularly if you look at the consortiums that were pulled together to bid on RDOF, where they have worked together to secure funding and to have their programs managed and built. So it's unlikely that any single customer would be a substantial or even a low single-digit. But if you might have six or eight electrical co-ops that all serve one portion of a state that if they aggregate it together, would be significant.

Jon D. Lopez, Analyst, The Vertical Trading Group LLC

Got you. Really helpful. Thanks very much.

Operator

Thank you. Our next question comes from Alan Mitrani with Sylvan Lake Asset Management. Your line is open.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Hi. Thanks. Just a couple of busy questions. Did I miss the split between telco and cables? Drew, did you give that?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yes, Alan, I'll answer that. So telco was at 63.8%, cable was at 23.8%, facility locating was 7.8% and that electrical work and other was 4.6%.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Great. Thank you. And also, I – your unnamed customer has been filling up some of your capacity in the last couple of quarters, making – almost more than Charter. Is this – what I worry about is that customer is very finicky, and it seems like it goes from spending money to not spending at all. Is this a one-off? Or do you think there's more of a consistent program there that we can forecast out?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I think generally, Alan, as we said earlier on the call, there is – it's hard to understate how much interest there is in fiber-to-the-home right now. So if you think about the rural markets, you think about the number of change of control transactions or significant strategic investments that have been made in rural operators as well as the large programs like the program that AT&T has talked about or Frontier.

And so at least my sense is that the industry is coalescing around the view that this stuff is important and it's valuable. So that doesn't mean customers won't go up and down or rethink strategies. But in that case, that particular customer has been at it now for seven or eight years, my – and it's sheer speculation is that they're obviously more comfortable with it today as they've been operating the business for a period of time than they might have been three or four years ago.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Okay. Also, do you have the percent of the business that was wireless this quarter, what the revenue was?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah, it was about 6.5%, Alan. So as a percentage, was up a little bit from last quarter, slightly down sequentially on revenue.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Okay. And then lastly, on the problem customer contracts that you've had for a while and you're working through, that customer won a lot of – bid on a lot of spectrum that is not going away. How do we, as shareholders, deal with the fact that you'll be working with them forever, pretty much? And how do we not get into a similar boat in the next 12 months or more as they start letting out a lot of contracts to start connecting with all the spectrum that they bought? I mean, what have you learned? And how can you do it differently?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, Alan, I think what we'd say is we have learned, I don't know that we're going to talk about publicly exactly what we've learned, but we always take into account what we learn as we work through programs. And challenging programs typically create capabilities that earn a return sometimes for that customer, but oftentimes for another customer. So as challenging as that program has been, we've created more talent, better systems, more focus, and we'll be a better business because of it. It just hasn't been a lot of fun.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Okay. And then I just wanted to thank Tim for all his work over the years. It was good to get to know him if he still – if he's on the call, and wish him best in his next endeavors.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, much appreciated. And he will be on the next call, which will be his last call.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Thank you.

Operator

Thank you. [Operator Instructions] Our next question is a follow-up from Alex Rygiel with B. Riley. Your line is open.

Alex Rygiel, Analyst, B. Riley Securities, Inc.

Steve, in the 1990s, electric utilities invested heavily into telecom. How is this developing cycle different?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Alex, it's been a long time ago. There was a little bit of investment by electric utilities. I recall about 20 years ago, they had this technology that they were briefly interested in to where they could do data over power lines. In this particular case, this is traditional rural utilities. They own poles, there's typically limited cable TV competition and telco networks that may not have been upgraded. And I think what's different this time around is that the technology around fiber-to-the-home, particularly using GPON, is pretty settled, and it's clearly something that people are comfortable investing in.

Alex Rygiel, Analyst, B. Riley Securities, Inc.

Thank you.

Operator

Thank you. Our next question comes from Sean Eastman with KeyBanc Capital Markets. Your line is open.

Alexander Dwyer, Analyst, KeyBanc Capital Markets, Inc.

Hi. This is Alex on for Sean. Thanks for taking our questions. So I'd start off by asking with the operating environment currently as we sit today compared to the first wave of COVID, is it tougher to get labor on-site, move people around? Or how the frontline has adapted from a job site productivity perspective? Just any thoughts on this would be helpful?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure, good question. So in our business, we track incidents and we track positives. And I would tell you that we saw the curve inside the company looks a lot like the curve for the country. And so clearly, cases have declined over the last month, but there were periods of time in January, where we had over 200 people or 200 employees that were quarantined because of the impact of COVID.

So we're encouraged it's coming down. Waiting for the vaccine to become more broadly available and be happy to be looking at this in the rearview mirror, but it still is an impact in the business we got to pay attention to. Obviously, the variance and other things could change that outlook, but we're better today than we were six weeks ago.

Alexander Dwyer, Analyst, KeyBanc Capital Markets, Inc.

Got it. And then aside from the broader macro implications, what are you tracking from a legislative perspective from this new administration that could impact the industry specifically? Is the potential for rural broadband the primary one? Or is there anything else you would highlight?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, there's been lots of discussions in Congress about potential subsidies for rural broadband. It has come and gone in and out of bills. So I guess, at this point, we're paying attention to them. But I think we're probably more encouraged by the RDOF outcome just because of the substantial amounts of private capital that that auction appears to have attracted. And so anything that we would get on top of that would just be incremental, not based to the way we're thinking about the business.

Alexander Dwyer, Analyst, KeyBanc Capital Markets, Inc.

Thank you. I'll hop back in the queue.

Operator

Thank you. Our next question is a follow-up from Noelle Dilts with Stifel. Your line is open.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Hi, guys. This is sort of a basic question, so I apologize. But when you start to look at doing more of this rural work, is there a way that we should be thinking about the addressable construction content that’s materially different from what you might see in a suburban build? Obviously, there's much more distance covered, but there are fewer obstacles or disruptions. Is there a way we should be thinking about the addressable content for you as rural becomes a bigger part of the business? Thanks.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure, Noelle. Good question. So typically, rural will be more aerial and less buried, because there's just more room on poles, less – they're less congested. I would point you to some of Charter's disclosures. They've talked about the number of locations that they're going to serve. They've talked about how much money they expected to take. There's been some speculation on the sell-side in terms of how many miles of plant that would require. And I think that's probably they and other RDOF recipients, I think you'll see more disclosure there. There's also been a small investor-owned telephone company, Consolidated, that announced a bill funded in part by an investment by private equity. That would give you some idea of kind of a blend of suburban and rural. So those would be the two places to look.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Okay. Thanks.

Operator

Thank you. Our next follow-up comes from Adam Thalhimer with Thompson Davis & Company. Your line is open.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Operator, we don't have Adam. Do we have any other questions?

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Sorry about that. Hey, Steve, I wanted to see if can get your help on a couple specific customers. Starting with Lumen, they were up a lot in the first half, down a lot in the back half, which I think you telegraphed flat for the full year. Is flat a good expectation for 2022?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, again, Adam, we're not providing guidance. I think with respect to Lumen, they've had some public comments that they're committed to their fiber-to-the-home program. They're extremely disciplined about how they're deploying capital. And they've also commented that as they work through their CAF II commitments through the balance of this calendar year that they provided some commentary, that they would look to rotate the resources that have been supporting the CAF II deployment into their fiber-to-the-home strategy. So I think in general, encouraged that they're committed to it. Well, they're extremely disciplined. They're careful in where they deploy capital to make sure it gets a good return.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And then what do I do with Verizon as the large program comes out? How do we think – does that go to some kind of a maintenance level? I know you do kind of $300 million of East Coast maintenance work. Or is there kind of follow-on work from the large program that gives you growth versus the maintenance level?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Look, Adam, I would say that we're heavily focused on – with a large customer program on closing markets, getting the – collecting the cash. I think there will continue to be opportunities under that program that stretch for a long period of time, just as other programs have like the FiOS program. But it's too early for us to focus on that. We're much more focused on the closeout and the collections. And clearly, we'd like to grow business with them. But right now, that's where the focus is. And clearly, there's plenty of other growth opportunities in the industry broadly.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. Thanks for the help.

Operator

Thank you. And I'm currently showing no further questions at this time. I'd like to turn the call back over to Steve Nielsen for closing remarks.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, we appreciate everybody's time and attention on the call, and we look forward to speaking to you at the end of May. Thank you.

Operator

Ladies and gentlemen, this concludes today's conference call. Thank you for participating. You may now disconnect.